FEDERAL DEPOSIT INSURANCE CORPORATION
                            Washington, D.C. 20429

                                   FORM F-3

                                CURRENT REPORT
            Under Section 13 of the Securities Exchange Act of 1934

                        For the month of January, 1996

                            North Side Savings Bank
                  (Exact name of bank as specified in charter)

                 170 Tulip Avenue, Floral Park, New York 11001
                         (Address of principal office)

                                   New York
            (State or other jurisdiction of incorporation or organization)

                                     16007
                              (FDIC Certificate No.)

                                  13-1723204
                        (IRS Employer Identification No.)

                               (516) 488-6900
                    (Bank's telephone number, including area code)

          ITEM 9--SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

               The Annual Meeting of Stockholders of North Side Savings Bank (the Bank ) was held on January 22, 1996. At the Meeting, the following nominees for director received the number of votes, and had the number of votes withheld, set forth opposite their names.

                                                           Votes
                                 Votes For                Withheld

          Irvin L. Cherashore      4,097,696                6,423

          Greg L. Collins          4,066,085                38,033

          Thomas M. O Brien        4,097,494                 6,625

               Thus, all the Bank s nominees were re-elected to serve as directors for three-year terms expiring in 1999.
               At the Annual Meeting, the following votes were cast in favor of and against, and abstained from voting upon, the ratification of the selection of KPMG Peat Marwick LLP as the independent auditors of the Bank for the fiscal year ending September 30, 1996:

             IN FAVOR:  4,096,321      AGAINST:  2,393   ABSTAIN  5,404

          ITEM 13--FINANCIAL STATEMENTS AND EXHIBITS

               (a)  Financial Statements

                    Not applicable.

               (b)  Exhibits

                    None.


                                  SIGNATURES

          Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        NORTH SIDE SAVINGS BANK

                                         By:  /s/ Thomas M. O Brien
                                              Thomas M. O'Brien
          Date: February 6, 1996              Chairman of the Board,
                                              President and Chief
                                              Executive Officer